UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 4, 2005

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(612) 661-3883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Repurchases Pursuant to Trading Plan

On March 4, 2005, as part of our previously announced share repurchase program, we entered into a Rule 10b5-1 trading plan with J.P. Morgan Securities Inc.  Pursuant to the plan, we agreed to repurchase up to 2,250,000 shares at a price of not more than $25.00 per share.  From and including March 15, 2005 through April 29, 2005, the trading plan authorizes daily share repurchases equal to the lesser of (a) 75,000 shares, (b) the Exchange Act Rule 10b-18(b)(4) limit (25% of prior 4 weeks ADTV), and (c) 33% of the current trading day’s volume.  During each trading day of the above-referenced trading period, J.P. Morgan Securities Inc. will use its best efforts to effect a purchase or purchases of the above-referenced daily share repurchase amount.

The trading plan, which appears as Exhibit 10.1 to this report, is incorporated by reference in response to this Item 1.01.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)           See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.

Date: March 4, 2005	By:	/s/	G. Michael Durkin, Jr.
G. Michael Durkin, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1                           Rule 10b5-1 Trading Plan between PepsiAmericas, Inc. and J.P. Morgan Securities Inc., dated March 4, 2005.